Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated September 2, 2015

J . P . M O R G A N   E F F I C I E N T E P L U S 5 I N D E X ( N E T E R ) H Y P O T H E T I C A L
B A C K - T E S T E D  A N D H I S T O R I C A L  W E I G H T I N G S

September 2015

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H Y P O T H E T I C A L E R ) ( N E T I N D E X
5 W E I G H T I N G S
P L U S H I S T O R I C A L E F F I C I E N T E A N D

M O R G A N
J . P . B A C K - T E S T E D

J. P. Morgan Efficiente Plus 5 Index (Net ER) Hypothetical Back-Tested and
Historical Weightings

J.P. Morgan Efficiente Plus 5 Index (Net ER) (the "Index") Weightings -- Jan 2013 to Present
-------------------------------------------------------------------------------------------- --- ---- --- --- ----
2015      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ                  GDX MLPI DBC IAU Cash
September 0%  0%  0%  10% 0%  0%  20% 0%  0%  10%  0%  0%  0%  10%  5%  0%                   0%  0%   0%  0%  45%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
August    20% 0%  10% 10% 0%  0%  0%  0%  0%  0%   0%  0%  5%  5%   0%  0%                   0%  0%   0%  0%  50%
July      0%  0%  20% 10% 0%  0%  0%  0%  0%  10%  5%  10% 10% 0%   10% 0%                   0%  0%   0%  0%  25%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
June      0%  10% 10% 10% 0%  0%  20% 0%  0%  5%   15% 10% 5%  10%  0%  0%                   0%  0%   0%  0%  5%
May       0%  10% 15% 10% 0%  15% 20% 0%  0%  10%  0%  0%  0%  10%  0%  0%                   0%  0%   0%  0%  10%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
April     10% 10% 0%  0%  0%  20% 15% 0%  0%  0%   0%  0%  0%  10%  0%  10%                  0%  0%   0%  0%  25%
March     20% 10% 0%  0%  0%  20% 20% 0%  5%  5%   0%  0%  0%  10%  0%  10%                  0%  0%   0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
February  20% 10% 0%  0%  0%  20% 20% 0%  10% 0%   0%  0%  0%  10%  0%  10%                  0%  0%   0%  0%  0%
January   20% 10% 0%  0%  0%  20% 20% 0%  10% 0%   0%  0%  0%  10%  0%  10%                  0%  0%   0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
2014      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ                  GDX MLPI DBC IAU Cash
--------- --- --- --- --- --- --- --- --- -------- --- ------------ --- -------------------- --- ---- --- --- ----
December  20% 10% 0%  0%  0%  20% 20% 0%  5%  0%   0%  0%  0%  10%  0%  10%                  0%  5%   0%  0%  0%
November  20% 0%  0%  0%  5%  20% 20% 0%  0%  0%   0%  0%  0%  10%  5%  10%                  0%  10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
October   20% 0%  0%  0%  15% 20% 10% 0%  0%  0%   0%  0%  0%  10%  10% 5%                   0%  10%  0%  0%  0%
September 10% 0%  0%  0%  20% 20% 0%  0%  10% 0%   0%  0%  0%  10%  10% 10%                  0%  10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
August    20% 0%  0%  0%  20% 20% 0%  0%  0%  0%   0%  0%  0%  10%  10% 10%                  0%  10%  0%  0%  0%
July      10% 0%  0%  0%  5%  20% 0%  10% 0%  0%   5%  0%  0%  10%  10% 10%                  10% 10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
June      20% 0%  0%  5%  0%  20% 0%  0%  10% 0%   0%  0%  0%  10%  10% 10%                  5%  10%  0%  0%  0%
May       20% 0%  0%  5%  0%  20% 0%  0%  0%  0%   15% 0%  0%  10%  0%  10%                  0%  10%  10% 0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
April     20% 5%  0%  5%  0%  10% 0%  0%  20% 0%   20% 5%  0%  10%  0%  5%                   0%  0%   0%  0%  0%
March     10% 10% 0%  10% 0%  10% 0%  0%  20% 0%   20% 10% 0%  10%  0%  0%                   0%  0%   0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
February  10% 10% 0%  10% 0%  0%  0%  0%  20% 5%   20% 10% 10% 5%   0%  0%                   0%  0%   0%  0%  0%
January   20% 0%  10% 10% 0%  0%  0%  0%  0%  10%  15% 10% 10% 0%   0%  0%                   0%  0%   0%  0%  15%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
2013      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ                  GDX MLPI DBC IAU Cash
--------- --- --- --- --- --- --- --- --- -------- --- ------------ --- -------------------- --- ---- --- --- ----
December  15% 10% 0%  10% 0%  0%  0%  0%  0%  5%   5%  10% 10% 0%   0%  0%                   0%  0%   0%  0%  35%
November  20% 10% 0%  5%  0%  0%  0%  0%  0%  5%   0%  5%  0%  0%   0%  0%                   0%  5%   0%  0%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
October   15% 10% 0%  10% 0%  0%  0%  0%  0%  0%   0%  10% 5%  0%   0%  0%                   0%  0%   0%  0%  50%
September 20% 10% 0%  0%  0%  0%  0%  0%  0%  0%   0%  0%  10% 0%   0%  0%                   0%  10%  0%  0%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
August    20% 10% 0%  0%  0%  0%  0%  0%  0%  0%   0%  0%  10% 0%   0%  0%                   0%  10%  0%  0%  50%
July      20% 10% 0%  0%  0%  0%  0%  0%  0%  0%   0%  0%  10% 0%   0%  0%                   0%  10%  0%  0%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
June      20% 10% 0%  0%  0%  5%  0%  0%  0%  10%  5%  10% 10% 10%  0%  5%                   0%  10%  0%  0%  5%
May       0%  0%  20% 10% 0%  20% 5%  0%  0%  0%   10% 10% 0%  5%   0%  10%                  0%  10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
April     0%  10% 5%  10% 0%  5%  5%  0%  5%  0%   20% 10% 0%  10%  0%  10%                  0%  10%  0%  0%  0%
March     0%  0%  15% 10% 0%  0%  0%  0%  20% 5%   20% 10% 0%  10%  0%  0%                   0%  10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- -------------------- --- ---- --- --- ----
February  0%  0%  20% 10% 0%  5%  5%  0%  0%  0%   20% 10% 10% 10%  0%  0%                   0%  10%  0%  0%  0%
January   0%  0%  20% 10% 0%  5%  0%  0%  20% 0%   20% 10% 5%  0%   10% 0%                   0%  0%   0%  0%  0%

Please see the Glossary on the last page for definitions related to the exchange traded constituent tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. The levels of the Index reflect the performance of the index components above a cash index and incorporate a fee of 0.85% per annum.

Hypothetical and Historical weightings: Represents the monthly allocations to each exchange traded constituent in the Index based on the hypothetical allocations of the exchange traded constituents from January 1, 2013 to
December 31, 2014 and actual historical allocations of the exchange traded constituents to the Index from January 1, 2015 through September 30, 2015. Past allocations to exchange traded constituents are not indicative of actual weights that would be assigned to the exchange traded constituent during the term of your investment.

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H Y P O T H E T I C A L E R ) ( N E T I N D E X
5 W E I G H T I N G S
P L U S H I S T O R I C A L E F F I C I E N T E A N D

M O R G A N
J . P . B A C K - T E S T E D

J. P. Morgan Efficiente Plus 5 Index (Net ER) Hypothetical Back-Tested
Historical Weightings

J.P. Morgan Efficiente Plus 5 Index (Net ER) (the "Index") Weightings -- Jan 2010 to December 2013
-------------------------------------------------------------------------------------------------- --- --- ----
2012      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC               IAU Cash
--------- --- --- --- --- --- --- --- --- -------- --- ------------ --- --- -------------------------- --- ----
December  0%  0%  10% 0%  0%  0%  0%  0%  20% 0%   20% 10% 0%  10%  10% 0%  0%  10%                10% 0%  0%
November  0%  0%  0%  0%  0%  10% 0%  0%  20% 10%  5%  10% 10% 10%  10% 0%  15% 0%                 0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
October   0%  0%  0%  0%  0%  20% 5%  0%  20% 0%   20% 0%  0%  10%  10% 0%  10% 0%                 0%  5%  0%
September 0%  0%  0%  0%  0%  20% 0%  0%  20% 0%   20% 10% 0%  10%  10% 10% 0%  0%                 0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
August    10% 0%  0%  0%  0%  20% 10% 0%  20% 0%   0%  10% 0%  10%  10% 10% 0%  0%                 0%  0%  0%
July      0%  0%  0%  0%  0%  20% 0%  0%  20% 0%   20% 10% 0%  10%  10% 10% 0%  0%                 0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
June      20% 0%  0%  0%  0%  20% 0%  0%  20% 0%   10% 10% 0%  10%  0%  10% 0%  0%                 0%  0%  0%
May       20% 0%  0%  0%  0%  15% 15% 0%  0%  0%   0%  10% 10% 10%  0%  10% 0%  10%                0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
April     15% 0%  0%  0%  0%  15% 0%  5%  5%  0%   5%  10% 10% 10%  10% 5%  0%  10%                0%  0%  0%
March     20% 5%  0%  0%  0%  20% 5%  10% 5%  0%   0%  10% 10% 5%   0%  0%  0%  10%                0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
February  15% 0%  0%  0%  0%  20% 10% 0%  0%  0%   5%  10% 10% 5%   0%  0%  0%  10%                0%  0%  15%
January   10% 0%  0%  0%  0%  20% 15% 0%  0%  0%   0%  0%  0%  0%   10% 0%  0%  5%                 0%  0%  40%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
2011      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC               IAU Cash
December  5%  0%  0%  0%  0%  20% 5%  0%  0%  0%   0%  0%  5%  0%   0%  0%  0%  10%                0%  5%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
November  15% 0%  0%  0%  0%  15% 20% 5%  0%  10%  0%  0%  0%  0%   0%  0%  0%  0%                 0%  10% 25%
October   5%  0%  0%  0%  0%  20% 20% 0%  0%  0%   10% 0%  0%  0%   10% 0%  0%  0%                 0%  0%  35%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
September 10% 0%  0%  0%  0%  15% 20% 10% 0%  5%   0%  0%  0%  0%   10% 0%  0%  0%                 0%  10% 20%
August    0%  0%  0%  0%  0%  20% 20% 10% 0%  0%   10% 0%  0%  0%   10% 10% 0%  0%                 10% 10% 0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
July      0%  10% 0%  0%  0%  20% 20% 10% 0%  0%   0%  0%  0%  10%  0%  10% 0%  0%                 10% 10% 0%
June      10% 5%  0%  0%  0%  10% 0%  0%  5%  0%   20% 10% 5%  10%  0%  10% 0%  0%                 10% 5%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
May       5%  10% 0%  0%  0%  0%  0%  5%  0%  5%   0%  10% 10% 10%  0%  0%  0%  10%                10% 10% 15%
April     10% 10% 0%  0%  0%  0%  0%  5%  0%  0%   0%  10% 10% 10%  0%  0%  0%  10%                10% 0%  25%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
March     10% 10% 0%  0%  0%  0%  0%  5%  0%  10%  10% 10% 10% 0%   0%  0%  0%  10%                10% 0%  15%
February  0%  10% 0%  0%  0%  0%  0%  5%  5%  10%  20% 10% 10% 0%   0%  0%  0%  10%                10% 0%  10%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
January   0%  10% 0%  0%  0%  0%  5%  0%  0%  10%  10% 10% 10% 10%  0%  0%  0%  10%                5%  10% 10%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
2010      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC               IAU Cash
December  0%  0%  0%  10% 5%  0%  20% 0%  5%  0%   10% 10% 10% 10%  10% 0%  0%  10%                0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
November  0%  0%  0%  0%  5%  0%  20% 0%  20% 0%   10% 10% 0%  10%  10% 0%  0%  10%                0%  5%  0%
October   0%  0%  0%  0%  0%  20% 20% 0%  10% 0%   0%  10% 0%  5%   10% 5%  0%  10%                0%  10% 0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
September 0%  0%  0%  0%  0%  20% 20% 0%  10% 0%   0%  10% 0%  5%   10% 5%  0%  10%                0%  10% 0%
August    0%  0%  0%  0%  0%  20% 20% 0%  5%  0%   5%  10% 0%  0%   10% 10% 0%  10%                0%  10% 0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
July      0%  0%  0%  0%  0%  20% 20% 0%  10% 0%   0%  10% 0%  0%   10% 10% 0%  10%                0%  10% 0%
June      0%  10% 0%  0%  0%  20% 20% 0%  0%  5%   0%  10% 10% 10%  0%  5%  0%  10%                0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
May       0%  5%  0%  0%  0%  0%  5%  0%  15% 10%  5%  10% 10% 10%  10% 10% 0%  10%                0%  0%  0%
April     0%  0%  0%  0%  0%  0%  0%  10% 15% 10%  10% 10% 10% 10%  5%  10% 0%  10%                0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
March     0%  0%  0%  0%  0%  0%  15% 10% 0%  10%  20% 10% 10% 10%  0%  5%  0%  10%                0%  0%  0%
February  0%  0%  0%  0%  0%  0%  0%  10% 10% 10%  20% 10% 10% 0%   10% 0%  0%  10%                0%  10% 0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- ------------------ --- --- ----
January   5%  0%  0%  0%  0%  0%  0%  5%  15% 10%  15% 10% 10% 5%   10% 0%  0%  10%                0%  5%  0%

Please see the Glossary on the last page for definitions related to the exchange traded constituent tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. The levels of the Index reflect the performance of the index components above a cash index and incorporate a fee of 0.85% per annum.

Hypothetical Historical weightings: Represents the monthly allocations to each exchange traded constituent in the Index based on the hypothetical historical allocations of the exchange traded constituents to the Index from January 1,
2010 to December 31, 2012. Past allocations to exchange traded constituents are not indicative of actual weights that would be assigned to the exchange traded constituents during the term of your investment.

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H Y P O T H E T I C A L E R ) ( N E T I N D E X
5 W E I G H T I N G S
P L U S H I S T O R I C A L E F F I C I E N T E A N D

M O R G A N
J . P . B A C K - T E S T E D

J. P. Morgan Efficiente Plus 5 Index (Net ER) Hypothetical Back-Tested
Historical Weightings

J.P. Morgan Efficiente Plus 5 Index (Net ER) (the "Index") Weightings -- Nov 2007 to Dec 2009
--------------------------------------------------------------------------------------------- ---- --- --- ----
2009      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX               MLPI DBC IAU Cash
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
December  0%  0%  0%  5%  0%  5%  0%  5%  20% 10%  5%  10% 10%  0%  10% 0%  0%                10%  0%  10% 0%
November  0%  0%  0%  5%  0%  0%  0%  10% 20% 10%  5%  10% 10%  5%  10% 0%  0%                5%   0%  5%  5%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
October   0%  0%  0%  10% 0%  0%  0%  0%  20% 10%  5%  10% 10%  5%  10% 0%  0%                0%   0%  0%  20%
September 0%  0%  0%  5%  0%  0%  5%  0%  0%  10%  0%  10% 10%  10% 0%  0%  0%                0%   0%  0%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
August    0%  0%  0%  5%  5%  0%  0%  5%  0%  10%  5%  10% 10%  0%  10% 0%  0%                0%   0%  0%  40%
July      0%  0%  0%  0%  5%  0%  0%  10% 0%  10%  0%  10% 10%  0%  10% 0%  0%                5%   0%  5%  35%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
June      0%  0%  0%  0%  0%  0%  0%  0%  0%  10%  5%  10% 10%  0%  10% 0%  5%                0%   0%  5%  45%
May       0%  0%  0%  0%  0%  0%  10% 0%  15% 10%  0%  10% 10%  0%  10% 0%  0%                0%   0%  10% 25%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
April     0%  0%  0%  0%  0%  5%  20% 0%  0%   0%  0%  10%  5%  0%  0%  0%  0%                5%   0%  5%  50%
March     0%  0%  0%  0%  0%  5%  20% 0%  0%   0%  0%  10%  5%  0%  5%  0%  0%                0%   0%  5%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
February  0%  0%  0%  0%  0%  10% 15% 0%  0%   0%  0%  10%  5%  0%  0%  0%  0%                5%   0%  5%  50%
January   5%  0%  0%  0%  0%  20% 5%  0%  0%   0%  0%  10%  5%  0%  0%  0%  0%                0%   0%  5%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
2008      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX               MLPI DBC IAU Cash
December  0%  5%  0%  0%  0%  20% 10% 0%  0%   0%  0%  10%  0%  0%  5%  0%  0%                0%   0%  5%  45%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
November  0%  0%  0%  0%  0%  20% 5%  0%  0%   0%  0%  10% 10%  0%  0%  0%  0%                0%   0%  5%  50%
October   0%  0%  0%  0%  0%  20% 10% 0%  0%   0%  0%  5%  10%  0%  0%  0%  0%                0%   0%  10% 45%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
September 0%  10% 0%  0%  0%  20% 0%  0%  0%   0%  0%  0%  10%  0%  0%  10% 0%                0%   0%  0%  50%
August    0%  5%  0%  0%  0%  0%  0%  10% 0%   0%  0%  0%  10%  0%  0%  10% 0%                0%   10% 5%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
July      0%  0%  0%  0%  0%  0%  10% 10% 0%   0%  0%  0%   0%  0%  0%  10% 0%                0%   10% 10% 50%
June      0%  0%  0%  0%  0%  0%  0%  10% 0%   0%  15% 0%   0%  5%  0%  0%  0%                0%   10% 10% 50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
May       0%  0%  0%  0%  0%  10% 20% 10% 0%   0%  0%  0%   0%  0%  0%  10% 0%                0%   10% 10% 30%
April     0%  0%  0%  0%  0%  5%  20% 10% 0%   5%  0%  0%   0%  0%  5%  0%  0%                0%   10% 10% 35%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
March     0%  0%  0%  0%  5%  10% 20% 10% 0%   5%  0%  0%   0%  0%  10% 0%  0%                0%   10% 10% 20%
February  0%  0%  0%  0%  0%  15% 20% 10% 0%   5%  0%  0%   0%  0%  10% 0%  0%                0%   10% 10% 20%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
January   0%  0%  0%  0%  5%  20% 20% 10% 0%   0%  0%  0%   0%  0%  10% 0%  0%                0%   10% 10% 15%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
2007      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX               MLPI DBC IAU Cash
December  0%  0%  0%  0%  10% 20% 20% 10% 0%   0%  0%  0%   0%  0%  5%  0%  0%                0%   5%  10% 20%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- ----------------- ---- --- --- ----
November  0%  0%  0%  0%  15% 10% 20% 10% 0%   0%  0%  0%   0%  0%  0%  0%  0%                0%   10% 0%  35%

Please see the Glossary on the last page for definitions related to the exchange traded constituent tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. The levels of the Index reflect the performance of the index components above a cash index and incorporate a fee of 0.85% per annum.

Hypothetical Historical weightings: Represents the monthly allocations to each exchange traded constituent in the Index based on the hypothetical historical allocations of the exchange traded constituents to the Index from October 31,
2007 to December 31, 2009. Past allocations to exchange traded constituents are not indicative of actual weights that would be assigned to the exchange traded constituents during the term of your investment.

GRAPHIC OMMITTED

H Y P O T H E T I C A L E R ) ( N E T I N D E X
5 W E I G H T I N G S
P L U S H I S T O R I C A L E F F I C I E N T E A N D

M O R G A N
J . P . B A C K - T E S T E D

Glossary
-------- --------------------------------------------------------
  VOO    Vanguard SandP 500 ETF
-------- --------------------------------------------------------
  VEA    Vanguard FTSE Developed Markets ETF
-------- --------------------------------------------------------
  VWO    Vanguard FTSE Emerging Markets ETF
-------- --------------------------------------------------------
   VB    Vanguard Small-Cap ETF
-------- --------------------------------------------------------
  SCZ    iShares([R]) MSCI EAFE Small-Cap ETF
-------- --------------------------------------------------------
  TLT    iShares([R]) 20+ Year Treasury Bond ETF
-------- --------------------------------------------------------
   IEF   iShares([R]) 7-10 Year Treasury Bond ETF
-------- --------------------------------------------------------
  LQD    iShares([R]) iBoxx $ Investment Grade Corporate Bond ETF
-------- --------------------------------------------------------
   TIP   iShares([R]) TIPS Bond ETF
-------- --------------------------------------------------------
 VCSH    Vanguard Short-Term Corporate Bond ETF
-------- --------------------------------------------------------

 Glossary
--------- ------------------------------------------------------
   JNK    SPDR([R]) Barclays High Yield Bond ETF
--------- ------------------------------------------------------
   HYS    PIMCO 0-5 Year High Yield Corporate Bond Index ETF
--------- ------------------------------------------------------
   BKLN   PowerShares Senior Loan Portfolio
--------- ------------------------------------------------------
   PFF    iShares([R]) U.S. Preferred Stock ETF
--------- ------------------------------------------------------
   EMB    iShares([R]) J.P. Morgan USD Emerging Markets Bond ETF
--------- ------------------------------------------------------
   GDX    Market Vectors([R]) Gold Miners ETF
--------- ------------------------------------------------------
   VNQ    Vanguard REIT ETF
--------- ------------------------------------------------------
   MLPI   ETRACS Alerian MLP Infrastructure Index ETN
--------- ------------------------------------------------------
   DBC    PowerShares DB Commodity Index Tracking Fund
--------- ------------------------------------------------------
    IAU   iShares([R]) Gold Trust
--------- ------------------------------------------------------
JPCAUS3M  JPMorgan Cash Index USD 3 Month
--------- ------------------------------------------------------

Key Risks
[]  Our affiliate, J.P. Morgan Securities plc, or JPMS plc, is the index calculation agent and may adjust the Index in a way that affects its level. The policies and
judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index and the value of your investment. .
[]  JPMS is under no obligation to consider your interest as an investor with returns linked to the Index.
[]  The level of the Index will include the deduction of a fee of 0.85% per annum.
[]  The Index was established on December 31, 2014 and therefore has a limited operating history.
[]  There are risks associated with a momentum -based investment strategy. If market conditions do not represent a continuation of prior observed trends, the level of the
Index, which is rebalanced based on prior trends, may decline.
[]  The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership
interest.
[]  The Index may not be successful, may not outperform any alternative strategy and may not achieve its target volatility of 5%.
[]  The Index may be partially uninvested if the cash index is included in the Monthly Reference Portfolio.
[]  The investment strategy used to construct the index involves monthly rebalancing and weighting constraints that are applied to the Basket Constituents.
[]  Changes in the values of the Basket Constituents may offset each other.
[]  Each Basket Constituent composing the Index may be replaced by a substitute constituent.
[]  The commodity futures contracts underlying the PowerShares DB Commodity Index Tracking Fund are subject to uncertain legal and regulatory regimes.
[]  Investments linked to the Index may be subject to the credit risk of J.P.Morgan.
[]  Investments linked to the Index may also be subject to the credit risk of UBS AG, the issuer of the exchange-traded note that is one of the Basket Constituents, since
any return on an investment linked to the Index that reflects the performance of the Index is subject to the credit risk of us, as well as UBS AG.
[]  The Index should not be compared to any other index or strategy sponsored by any of our affiliates and cannot necessarily be considered a revised, enhanced or
modified version of any other J.P. Morgan index.
[]  An investment linked to the Index is subject to risks associated with non-U.S. securities markets (including emerging markets, and currency exchange risk), small
capitalization stocks, preferred stocks, fixed income securities and loans (including interest-rate related risks and credit risk), risks associated with the real estate industry
and MLPs, and risks associated with investments in commodity futures contracts and gold.
The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section in any relevant product supplement, underlying
supplement, term sheet or pricing supplement.
DISCLAIMER
JPMorgan Chase and Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange
 Commission (the "SEC") for any
offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the
prospectus supplement, as well as the particular product supplement, underlying supplement, the relevant termsheet or pricing supplement, and any other documents that
J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these
documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent or any dealer participating in the particular offering
will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and termsheet or pricing supplement,
if you so request by calling toll-free (800) 576 3529.
Free Writing Prospectus filed pursuant to Rule 433; Registration Statement No. 333-199966